Exhibit 99.1

RealD Inc. Reports First Quarter Fiscal Year 2014 Financial Results

LOS ANGELES (August 7, 2013) - RealD Inc. (NYSE: RLD), a leading global licensor of 3D technologies, today announced financial results for its first quarter of fiscal 2014 ended June 30, 2013.

“We had a challenging first quarter, as moviegoers were more selective than expected regarding the films they chose to experience in 3D.  Collaborating with our exhibitor and studio partners we have recently initiated a variety of new industry efforts to further promote the appeal of seeing films in RealD and the premium RealD experience,” said Michael V. Lewis, Chairman and Chief Executive Officer of RealD.

“Importantly, we continue to advance our international expansion initiatives, highlighted by today’s announcement of our largest new contract win in several years,” Lewis added, “as Cinemex, the sixth-largest exhibitor in the world, has selected RealD as its exclusive circuit-wide 3D technology provider and will equip RealD 3D technology in up to 700 auditoriums throughout the Cinemex circuit in Mexico.   Approximately 540 alternative 3D systems will be replaced with RealD 3D within the next two years, ensuring that Cinemex audiences will experience the brightest and most immersive 3D available.”

First Quarter Fiscal 2014 Financial Highlights

•                 Total revenue was $59.2 million, comprised of license revenue of $37.3 million and product and other revenue of $21.9 million, for the first quarter of fiscal 2014.   For the first quarter of fiscal 2013, total revenue was $68.2 million, comprised of license revenue of $41.2 million and product and other revenue of $27.0 million.

•                 GAAP net loss attributable to common stockholders was $1.5 million, or $0.03 per share, compared to GAAP net income attributable to common stockholders of $3.0 million, or $0.05 per diluted share, for the first quarter of fiscal 2013.

•                 Adjusted EBITDA was $16.0 million, compared to $22.0 million in the first quarter of fiscal 2013.

•                 As previously announced, RealD has modified its definition of Adjusted EBITDA for financial reporting purposes to align with the Adjusted EBITDA definition under RealD’s credit facility.  As a result, the prior year calculation of Adjusted EBITDA was revised to conform with RealD’s new definition of Adjusted EBITDA.

•                 Adjusted EBITDA is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net income (loss).

Cash Flows and Balance Sheet Highlights

•                 For the quarter ended June 30, 2013, cash flows from operating activities were a negative $8.7 million and total capital expenditures were $10.1 million, resulting in negative free cash flow of $18.8 million.  Cash flows were impacted by unfavorable movements in working capital items during the quarter (when compared to RealD’s balance sheet as of March 31, 2013 for the prior quarter), due primarily to timing considerations, including a $10.0 million increase in accounts receivable, a $3.8 million increase in inventory, and a $5.0 million decrease in accounts payable and accrued expenses.

•                 Free cash flow is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net cash provided by operating activities.

•                 As of June 30, 2013, $14.6 million remained available under RealD’s $75 million stock repurchase authorization.  RealD did not repurchase shares during the quarter.

•                 As of June 30, 2013, cash and cash equivalents were $18.4 million and total debt was $52.5 million.

Key Metrics

•                 Estimated box office generated on RealD-enabled screens(1) for the first quarter of fiscal 2014 was $838 million ($431 million domestic, $407 million international).   In the first quarter of fiscal 2013, estimated box office generated on RealD-enabled screens was $933 million ($444 million domestic, $489 million international).

•                 Eight 3D films were released in the first quarter of fiscal 2014, compared to 10 3D films in the first quarter of fiscal 2013.  These figures reflect the number of 3D films released domestically during the periods.

•                 International markets generated 55% of license revenue and 27% of product and other revenue in the first quarter of fiscal 2014.

•                 As of June 30, 2013, RealD had deployed approximately 23,500 RealD-enabled screens, an increase of 14% from approximately 20,700 screens as of June 22, 2012, and an increase of 800 screens (300 domestic, 500 international), or 4%, from approximately 22,700 screens as of March 31, 2013.

•                 As of June 30, 2013, RealD had approximately 13,100 domestic screens at approximately 2,900 domestic theater locations and approximately 10,400 international screens at approximately 2,700 international theater locations.

(1)         Estimated domestic box office on RealD-enabled screens represents the estimated 3D box office generated on RealD-enabled domestic screens. Estimated international box office on RealD-enabled international screens is the estimated 3D box office generated on RealD-enabled international screens.  RealD’s estimates of box office on RealD-enabled screens rely on box office tracking data.  International box office reflects RealD’s estimates of international box office generated on RealD-enabled screens in 20 foreign countries where box office tracking is available.  RealD estimates these countries represent approximately 85% of RealD’s international license revenues.

3D Theatrical Release Schedule for Fiscal 2014

(As of August 7, 2013 – Domestic)

Fiscal Q1 2014	Film	Domestic Release Date
(ended 6/30/13)	Jurassic Park (re-release)	4/5/2013
	Iron Man 3	5/3/2013
	The Great Gatsby	5/10/2013
	Star Trek Into Darkness	5/16/2013
	Epic	5/24/2013
	Man of Steel	6/14/2013
	World War Z	6/21/2013
	Monsters University	6/21/2013

Fiscal Q2 2014	Film	Domestic Release Date
(ending 9/30/13)	Despicable Me 2	7/3/2013
	Pacific Rim	7/12/2013
	Turbo	7/17/2013
	R.I.P.D.	7/19/2013
	The Wolverine	7/26/2013
	The Smurfs 2	7/31/2013
	Percy Jackson: Sea of Monsters	8/7/2013
	Planes	8/9/2013
	One Direction: This Is Us	8/30/2013
	Battle of the Year: The Dream Team	9/20/2013
	Cloudy With a Chance of Meatballs 2	9/27/2013

Fiscal Q3 2014	Film	Domestic Release Date
(ending 12/31/13)	Gravity	10/4/2013
	Metallica: Through the Never	10/4/2013
	Free Birds	11/1/2013
	Thor: The Dark World	11/8/2013
	Frozen	11/27/2013
	Postman Pat: The Movie - You Know You’re the One	11/27/2013
	The Hobbit: The Desolation of Smaug	12/13/2013
	Walking With Dinosaurs	12/20/2013
	47 Ronin	12/25/2013

Fiscal Q4 2014	Film	Domestic Release Date
(ending 3/31/14)	The Nut Job	1/17/2014
	Seventh Son	1/17/2014
	I, Frankenstein	1/24/2014
	The Lego Movie	2/7/2014
	Pompeii	2/21/2014
	Mr. Peabody and Sherman	3/7/2014
	300: Rise of an Empire	3/7/2014

Sources: Rentrak and imdb.com.

Conference Call Information

Members of RealD’s management will host a conference call to discuss RealD’s financial results for the first quarter of fiscal 2014, beginning at 4:30 pm ET (1:30 pm PT), today, August 7, 2013.  To access the call via telephone, interested parties should dial (855) 769-4820 (U.S.) or (407) 374-0083 (International) ten minutes prior to the start time and use conference ID 20099342.

The conference call will also be broadcast live over the Internet, hosted at the Investor Relations section of RealD’s website at www.reald.com.  An archived replay of the call will be available via webcast at www.reald.com or by dialing (855) 859-2056, or (404) 537-3406 for international callers. The conference ID for the telephone replay is 20099342.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements, including but not limited to: statements concerning anticipated future financial and operating performance; our expectations regarding demand and acceptance for our technologies; RealD’s ability to continue to derive substantial revenue from the licensing of RealD’s 3D technologies for use in the motion picture industry; 3D motion picture releases and conversions scheduled for fiscal 2014 ending March 31, 2014 and beyond, their commercial success and consumer preferences, that, in recent periods, have trended in favor of 2D over 3D in some motion pictures in domestic and international markets; our ability to increase our revenues and the number of RealD-enabled screens in domestic and international markets and our market share; our ability to supply our solutions to our customers on a timely basis; RealD’s relationships with its exhibitor and studio partners and the business model for 3D eyewear in North America; the progress, timing and amount of expenses associated with RealD’s research and development activities, which may increase in future periods; market and industry trends, including growth in 3D content; our plans, strategies and expected opportunities; the deployment of and demand for our products and products incorporating our technologies; RealD’s projected operating results; and competitive pressures in domestic and international cinema markets impacting license and product revenues.

These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  RealD’s Annual Report on Form 10-K for the twelve months ended March 31, 2013 and other documents filed with the SEC include a more detailed discussion of the risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

To supplement RealD’s financial statements presented on a GAAP basis, RealD provides Adjusted EBITDA and free cash flow as supplemental measures of its performance.   RealD defines Adjusted EBITDA as net income (loss), plus net interest expense, income taxes, other income, and depreciation and amortization, as further adjusted to eliminate the impact of share based compensation expense and certain other items not considered by RealD management to be indicative of RealD’s core operating performance.  RealD defines free cash flow as net cash provided by operating activities less total capital expenditures in a given period (e.g. purchases of cinema systems and property and equipment on a combined basis).

RealD presents Adjusted EBITDA in reporting its financial results to provide investors with additional tools to evaluate RealD’s operating results in a manner that focuses on what RealD’s management believes to be its ongoing business operations.  RealD presents free cash flow to provide investors a metric for our capacity to generate cash from our operating and investing activities to sustain our operating activities.  RealD’s management does not itself, nor does it suggest that investors should, consider any such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adjusted EBITDA and free cash flow are used by management for planning purposes, including: the preparation of internal budgets, forecasts and strategic plans; in analyzing the effectiveness of business strategies; to evaluate potential acquisitions; in making compensation decisions; and in communications with its Board of Directors concerning financial performance. Because not all companies use identical calculations, RealD’s presentation of Adjusted EBITDA and free cash flow may not be comparable to similarly titled measures of other companies.  Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.  Adjusted EBITDA also differs from the amounts calculated under the similarly titled definition in our credit agreement, which is further adjusted to reflect certain other cash and non-cash charges and is used to determine compliance with financial covenants and RealD’s ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

About RealD Inc.

RealD is a leading global licensor of 3D and other visual technologies. RealD’s extensive intellectual property portfolio is used in applications that enable a premium viewing experience in the theater, the home and elsewhere. RealD licenses its RealD Cinema Systems to motion picture exhibitors that show 3D motion pictures and alternative 3D content. RealD also provides its RealD Display, active and passive eyewear, and RealD Format technologies to consumer electronics manufacturers, content producers and distributors to enable the delivery and viewing of 3D and other premium content on a variety of visual displays and devices.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Moscow, Russia; Shanghai, China; Hong Kong; Tokyo, Japan; and Rio de Janeiro, Brazil.  For more information, please visit our website at www.reald.com.

© 2013 RealD Inc.  All Rights Reserved.

Investor Contact:

Erik Randerson, CFA

424-702-4317

eranderson@reald.com

Media Contact:

Rick Heineman

310-339-9347

rheineman@reald.com

RealD Inc.

Consolidated Statements of Operations

 (In thousands, except per share amounts)

(Unaudited)

	Three months ended
	June 30,	June 22,
	2013	2012

Revenue:
License	$37,306	$41,189
Product and other	21,913	26,989
Total revenue	59,219	68,178
Cost of revenue:
License	10,818	10,013
Product and other	20,220	26,820
Total cost of revenue	31,038	36,833
Gross profit	28,181	31,345
Operating expenses:
Research and development	5,544	4,898
Selling and marketing	7,338	6,895
General and administrative	14,422	11,262
Total operating expenses	27,304	23,055
Operating income	877	8,290
Interest expense, net	(489)	(313)
Other loss, net	(209)	(353)
Income before income taxes	179	7,624
Income tax expense	1,715	4,677
Net income (loss)	(1,536)	2,947
Net loss attributable to noncontrolling interest	2	32
Net income (loss) attributable to RealD Inc. common stockholders	$(1,534)	$2,979

Earnings (loss) per common share:
Basic	$(0.03)	$0.05
Diluted	$(0.03)	$0.05

Shares used in computing earnings (loss) per common share:
Basic	49,588	54,676
Diluted	49,588	56,643

RealD Inc.

Consolidated Balance Sheets

(In thousands)

	June 30,	March 31,
	2013	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,399	$31,020
Accounts receivable, net	55,444	45,472
Inventories	19,269	15,430
Deferred costs – eyewear	441	538
Prepaid expenses and other current assets	5,991	3,973
Total current assets	99,544	96,433
Property and equipment, net	25,123	25,002
Cinema systems, net	125,171	125,379
Digital projectors, net-held for sale	644	728
Goodwill	10,657	10,657
Other intangibles, net	7,107	7,417
Deferred income taxes	3,001	3,001
Other assets	4,859	5,031
Total assets	$276,106	$273,648

Liabilities and equity
Current liabilities:
Accounts payable	$18,113	$22,737
Accrued expenses and other liabilities	24,634	25,013
Deferred revenue	7,964	9,916
Income taxes payable	1,139	603
Deferred income taxes	2,859	2,860
Current portion of long-term debt	1,042	1,042
Total current liabilities	55,751	62,171
Credit facility agreement	51,458	46,458
Deferred revenue, net of current portion	9,329	10,392
Other long-term liabilities, customer deposits and virtual print fee liability	6,182	5,438
Total liabilities	122,720	124,459

Commitments and contingencies

Equity (deficit)
Common stock	338,290	332,694
Accumulated deficit	(184,380)	(182,846)
Accumulated other comprehensive income	252	115
Total RealD Inc. stockholders’ equity	154,162	149,963
Noncontrolling interest	(776)	(774)
Total equity	153,386	149,189

Total liabilities and equity	$276,106	$273,648

RealD Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended
	June 30,	June 22,
	2013	2012
Cash flows from operating activities
Net income (loss)	$(1,536)	$2,947
Adjustments to reconcile net income (loss) to net cash (used) provided by operating activities:
Depreciation and amortization	9,554	7,850
Deferred income tax	(1)	(55)
Non-cash interest expense	20	104
Non-cash stock compensation	4,645	4,282
Gain on sale of digital projectors	(18)	–
Impairment of long-lived assets and related purchase commitments	953	1,574
Changes in operating assets and liabilities:
Accounts receivable	(9,972)	(1,996)
Inventories	(3,839)	18,565
Prepaid expenses and other current assets	(2,018)	173
Deferred costs - eyewear	97	(348)
Other assets	172	(1,064)
Accounts payable	(4,637)	(5,114)
Accrued expenses and other liabilities	(399)	(3,964)
Other long-term liabilities, customer deposits and virtual print fee liability	744	180
Income taxes receivable/payable	535	3,133
Deferred revenue	(3,015)	1,565
Net cash (used) provided by operating activities	(8,715)	27,832

Cash flows from investing activities
Purchases of property and equipment	(1,636)	(2,745)
Purchases of cinema systems and related components	(8,428)	(5,044)
Proceeds from sale of digital projectors	70	2,474
Net cash used in investing activities	(9,994)	(5,315)

Cash flows from financing activities
Proceeds from credit facility	5,000	25,000
Repayments on credit facility	–	(25,000)
Payments of debt issuance costs	–	(1,167)
Proceeds from exercise of stock options	951	565
Proceeds from employee stock purchase plan	–	302
Purchases of treasury stock	–	(1,586)
Net cash (used) provided by financing activities	5,951	(1,886)
Effect of currency exchange rate changes on cash and cash equivalent	137	–
Net (decrease) increase in cash and cash equivalents	(12,621)	20,631
Cash and cash equivalents, beginning of period	31,020	24,894
Cash and cash equivalents, end of period	$18,399	$45,525

RealD Inc.

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three months ended
	June 30,	June 22,
(in thousands)	2013	2012

Net income (loss)	$(1,536)	$2,947
Add (deduct):
Interest expense, net	489	313
Income tax expense	1,715	4,677
Depreciation and amortization	9,554	7,850
Other loss, net (1)	209	353
Share-based compensation expense (2)	4,645	4,282
Impairment of assets and intangibles (3)	951	1,574
Adjusted EBITDA (4)	$16,027	$21,996

(1)         Includes gains and losses from foreign currency exchange and foreign currency forward contracts.

(2)         Represents share-based compensation expense of nonstatutory and incentive stock options and restricted stock units and employee stock purchase plan to employees, officers and directors.

(3)         Represents impairment of long-lived assets, such as fixed assets, theatrical equipment and related purchase commitments and identifiable intangibles.

(4)         As previously announced, RealD has modified its definition of Adjusted EBITDA for financial reporting purposes to align with the Adjusted EBITDA definition under RealD’s credit facility.  As a result, the prior year calculation of Adjusted EBITDA was revised to conform with RealD’s new definition of Adjusted EBITDA.

RealD Inc.

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three months ended
	June 30,	June 22,
	2013	2012
(in thousands)

Net cash provided by operating activities	$(8,715)	$27,832
Purchases of property and equipment	(1,636)	(2,745)
Purchases of cinema systems and related	(8,428)	(5,044)
Free cash flow	$(18,779)	$20,043